Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 INVESTMENT ACTIVITY Summary Recent 22 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 26 FINANCIAL INFORMATION 2020 Outlook Consolidated Financial Statements - Statements of Income Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 33 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	December 31, 2019	
	Three Months Ended	Year Ended
Revenues	$ 155,763	$ 661,736
Net operating income	134,778	592,658
Cash net operating income	126,936	560,539
Diluted per share data attributable to common stockholders:		
EPS	$ 0.20	$ 0.37
FFO	0.46	2.09
Normalized FFO	0.48	1.89
AFFO	0.45	2.08
Normalized AFFO	0.47	1.86
Dividends per common share	0.45	1.80

Capitalization and Market Facts

	December 31, 2019
Common shares outstanding	205.2 million
Common equity Market Capitalization	$4.4 billion
Total Debt [1]	$2.8 billion
Total Enterprise Value [1]	$7.1 billion
Common stock closing price	$21.34
Common stock 52-week range	$15.88 - $24.95
Common stock ticker symbol	SBRA

Key Credit Metrics [2]

	December 31, 2019
Net Debt to Adjusted EBITDA	4.89x
Including unconsolidated joint venture	5.38x
Interest Coverage	5.28x
Fixed Charge Coverage Ratio	5.08x
Total Debt/Asset Value	36%
Secured Debt/Asset Value	2%
Unencumbered Assets/Unsecured Debt	275%

Portfolio

Dollars in thousands

As of December 31, 2019	Property Count	Investment	Beds/Units	Occupancy Percentage [3]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	296	$ 3,701,666	33,290	82.1%
Senior Housing - Leased	62	630,688	3,820	87.0
Specialty Hospitals and Other	25	639,721	1,193	71.0
Total Triple-Net Portfolio	383	4,972,075	38,303	
Senior Housing - Managed	46	907,771	4,809	87.7
Consolidated Equity Investments	429	5,879,846	43,112	
Unconsolidated Joint Venture Senior Housing - Managed	170	740,930	7,538	82.2
Total Equity Investments	599	6,620,776	50,650	
Investment in Direct Financing Lease, net	1	23,870		
Investments in Loans Receivable, gross [4]	18	63,130		
Preferred Equity Investments, gross [5]	9	44,304		
Total Investments	627	$ 6,752,080		

Includes 69 relationships in 44 U.S. states and Canada

[1] Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
[2] See page 25 of this supplement for important information about these credit metrics.
[3] Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the current period on a trailing three month basis.
[4] One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
[5] Our preferred equity investments include investments in entities owning eight Senior Housing developments with an aggregate of 974 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO
Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of December 31, 2019	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	296	62	25	383
Number of Beds/Units	33,290	3,820	1,193	38,303
Investment	$ 3,701,666	$ 630,688	$ 639,721	$ 4,972,075

Triple-Net Portfolio — EBITDARM Coverage [(1)]

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Skilled Nursing/Transitional Care	1.63x	1.64x	1.61x	1.62x	1.67x
Specialty Hospitals and Other	3.29x	3.28x	3.18x	3.20x	3.24x
Aggregate Acute/Post Acute and Other	1.88x	1.89x	1.85x	1.86x	1.91x
Senior Housing - Leased	1.37x	1.36x	1.36x	1.34x	1.32x

Triple-Net Portfolio — Operating Statistics [(1)]

Dollars in thousands

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Skilled Nursing/Transitional Care					
Number of Properties	296	304	304	304	335
Number of Units	33,290	33,879	33,879	34,049	37,628
Cash NOI	$ 77,589	$ 76,525	$ 75,703	$ 75,411	$ 77,373
Occupancy	82.1%	82.4%	82.6%	82.5%	82.8%
Skilled Mix	38.0%	38.7%	39.5%	39.2%	39.4%
Senior Housing - Leased					
Number of Properties	62	62	62	88	90
Number of Units	3,820	4,011	4,011	7,147	7,332
Cash NOI	$ 10,471	$ 10,244	$ 11,246	$ 21,948	$ 21,875
Occupancy	87.0%	85.6%	85.3%	86.6%	86.7%
Specialty Hospitals and Other					
Number of Properties	25	24	22	22	22
Number of Beds	1,193	1,193	1,085	1,085	1,085
Cash NOI	$ 13,256	$ 12,798	$ 12,796	$ 12,608	$ 12,177
Occupancy	71.0%	72.4%	74.0%	75.5%	76.7%

(1) Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") and EBITDARM Coverage for each period presented include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. EBITDARM Coverage and Operating Statistics are only included in periods subsequent to our acquisition except for EBITDARM Coverage for the North American Healthcare portfolio, which is presented on a trailing twelve month basis and consists of EBITDARM Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDARM Coverage for periods preceding our acquisition. EBITDARM Coverage reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of Care Capital Properties, Inc. ("CCP"). In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after September 30, 2019.

5 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [1]

Dollars in thousands

	Number of Properties	Number of Beds/Units		Cash NOI	
		4Q 2019	3Q 2019	4Q 2019	3Q 2019
Skilled Nursing/Transitional Care	296	33,290	33,357	$ 77,443	$ 75,861
Senior Housing - Leased	61	3,762	3,762	$ 10,337	$ 10,036
Specialty Hospitals and Other	22	1,085	1,085	$ 12,556	$ 12,531

Same Store Triple-Net Portfolio — EBTIDARM Coverage [2]

	4Q 2019	3Q 2019
Skilled Nursing/Transitional Care	1.59x	1.62x
Specialty Hospitals and Other	3.25x	3.24x
Aggregate Acute/Post Acute and Other	1.86x	1.89x
Senior Housing - Leased	1.39x	1.37x

Same Store Triple-Net Portfolio — Operating Statistics [2]

	Occupancy		Skilled Mix	
	4Q 2019	3Q 2019	4Q 2019	3Q 2019
Skilled Nursing/Transitional Care	83.2%	83.0%	38.2%	38.3%
Senior Housing - Leased	88.0%	88.2%	N/A	N/A
Specialty Hospitals and Other	71.0%	72.4%	N/A	N/A

(1) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.
(2) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

6 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO
Top 10 Relationships

Top 10 Relationships

		As of December 31, 2019		EBITDARM Coverage Twelve Months Ended	
Tenant	Primary Facility Type	Number of Sabra Properties (1)	% of Annualized Cash NOI (1)	December 31, 2019 (2)	September 30, 2019 (2)
Enlivant	Assisted Living	181	9.9%	N/A	N/A
Avamere Family of Companies (3)	Skilled Nursing	28	8.0%	1.17x	1.26x
North American Healthcare (4)	Skilled Nursing	24	7.1%	1.55x	1.52x
Signature Healthcare (5)	Skilled Nursing	44	7.1%	1.60x	1.62x
Cadia Healthcare (6)	Skilled Nursing	9	6.7%	1.77x	1.76x
Signature Behavioral (7)	Behavioral Hospitals	6	6.2%	1.59x	1.59x
Holiday AL Holdings LP	Independent Living	22	5.4%	N/A	N/A
Genesis Healthcare, Inc. (8)	Skilled Nursing	11	4.7%	1.64x	1.76x
Healthmark Group (9)	Skilled Nursing	18	3.2%	1.52x	1.50x
The McGuire Group	Skilled Nursing	7	2.9%	2.22x	2.21x
		350	61.2%		

(1) Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.
(2) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(3) EBITDARM Coverage excludes one non-stabilized facility representing 0.2% of Annualized Cash NOI.
(4) EBITDARM Coverage excludes one non-stabilized facility representing 0.4% of Annualized Cash NOI.
(5) EBTIDARM Coverage excludes three non-stabilized facilities representing 0.3% of Annualized Cash NOI.
(6) EBITDARM Coverage excludes five non-stabilized facilities representing 4.6% of Annualized Cash NOI.
(7) EBITDARM Coverage excludes one non-stabilized facility representing 0.8% of Annualized Cash NOI.
(8) EBITDARM Coverage excludes three non-stabilized facilities representing 0.8% of Annualized Cash NOI. EBITDARM Coverage excludes a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis.
(9) EBITDARM Coverage excludes five non-stabilized facilities representing 0.9% of Annualized Cash NOI.

7 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	4Q 2019							4Q 2018
	Enlivant							
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	170	11	181	22	8	5	216	195
Number of Units	7,538	631	8,169	3,116	756	306	12,347	9,255
Investment [3]	$ 740,930	$ 127,220	$ 868,150	$ 583,453	$ 129,328	$ 67,769	$ 1,648,700	$ 1,036,552
Capital Expenditures: [3]								
Recurring	$ 1,148	$ 147	$ 1,295	$ 638	$ 723	$ 91	$ 2,747	$ 1,898
Non-recurring	$ 2,354	$ —	$ 2,354	$ 511	$ 275	$ 115	$ 3,255	$ 836
Revenues	$ 39,241	$ 9,838	$ 49,079	$ 19,623	$ 5,038	$ 4,022	$ 77,762	$ 56,538
Cash NOI	$ 10,089	$ 2,942	$ 13,031	$ 7,046	$ 1,906	$ 628	$ 22,611	$ 15,117
Cash NOI Margin %	25.7%	29.9%	26.6%	35.9%	37.8%	15.6%	29.1%	26.7%
REVPOR	$ 4,418	$ 5,810	$ 4,649	$ 2,486	$ 2,268	$ 5,968	$ 3,634	$ 4,084
Occupancy	82.2%	89.5%	83.3%	87.8%	88.3%	79.6%	85.3%	84.5%

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Number of Properties	46	44	44	23	23
Number of Units	4,809	4,470	4,470	1,603	1,603
Capital Expenditures: [3]					
Recurring	$ 1,599	$ 1,327	$ 751	$ 256	$ 611
Non-recurring	$ 901	$ 173	$ 362	$ 147	$ 245
Revenues	$ 38,521	$ 36,409	$ 36,156	$ 17,107	$ 17,718
Cash NOI	$ 12,522	$ 12,427	$ 11,863	$ 5,038	$ 5,199
Cash NOI Margin %	32.5%	34.1%	32.8%	29.4%	29.3%
REVPOR - AL	$ 5,850	$ 5,591	$ 5,519	$ 5,449	$ 5,535
REVPOR - IL	$ 2,436	$ 2,433	$ 2,405	$ 2,219	$ 2,196
Occupancy	87.7%	88.7%	89.2%	89.8%	91.5%

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Number of Properties	170	170	170	172	172
Number of Units	7,538	7,538	7,538	7,652	7,652
Capital Expenditures:					
Recurring	$ 1,148	$ 1,064	$ 888	$ 602	$ 1,287
Non-recurring	$ 2,354	$ 1,164	$ 1,336	$ 579	$ 591
Revenues	$ 39,241	$ 37,908	$ 37,755	$ 38,003	$ 38,820
Cash NOI	$ 10,089	$ 10,115	$ 9,361	$ 9,829	$ 9,918
Cash NOI Margin %	25.7%	26.7%	24.8%	25.9%	25.5%
REVPOR (all AL)	$ 4,418	$ 4,307	$ 4,272	$ 4,159	$ 4,230
Occupancy	82.2%	81.4%	81.8%	81.2%	81.7%

(1) REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities and are presented for the three months ended at the end of the respective period. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of December 31, 2019 was $0.7682 per CAD $1.00.

8 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO

Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Number of Properties	23	23	23	23	23
Revenues	$ 18,297	$ 17,478	$ 17,299	$ 17,107	$ 17,577
Cash NOI	$ 5,471	$ 5,143	$ 4,911	$ 5,038	$ 5,171
Cash NOI Margin %	29.9%	29.4%	28.4%	29.4%	29.4%
REVPOR - AL	$ 5,843	$ 5,591	$ 5,519	$ 5,449	$ 5,535
REVPOR - IL	$ 2,268	$ 2,262	$ 2,221	$ 2,219	$ 2,196
Occupancy	89.2%	88.9%	89.3%	89.8%	91.5%

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Number of Properties	170	170	170	170	170
Revenues	$ 39,241	$ 37,908	$ 37,717	$ 37,768	$ 38,563
Cash NOI	$ 10,089	$ 10,115	$ 9,381	$ 9,835	$ 9,952
Cash NOI Margin %	25.7%	26.7%	24.9%	26.0%	25.8%
REVPOR (all AL)	$ 4,418	$ 4,307	$ 4,272	$ 4,171	$ 4,243
Occupancy	82.2%	81.4%	81.8%	81.7%	82.1%

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of December 31, 2019

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended December 31, 2019 [1]	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0%	10.0%	$ 486	01/31/27
Construction	1	Senior Housing	2,468	2,487	8.0%	7.8%	50	09/30/22
Other	16	Multiple	46,059	42,147	6.8%	7.0%	959	09/23/19-08/31/28
	18		67,527	63,634	7.8%	7.9%	$ 1,495	
Loan loss reserve			—	(564)				
			$ 67,527	$ 63,070				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value [2]	Rate of Return	Other Income Three Months Ended December 31, 2019 [1]
Preferred Equity	9	Skilled Nursing / Senior Housing	$ 35,192	$ 35,192	$ 44,304	12.0%	$ 1,287

Proprietary Development Pipeline [2]

Dollars in thousands

As of December 31, 2019

	Investment Type		Property Type		Investment Amount [3]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [4]
Indiana	—	3	—	3	$ —	$ 18,086	$ —	$ 100,363	7.4%	Q1 2017-Q3 2017
Kentucky	—	1	—	1	—	2,509	—	24,000	7.4%	Q4 2015
Ohio	—	2	—	2	—	12,052	—	68,000	7.3%	Q1 2018-Q4 2019
Texas	1	2	1	2	3,743	8,783	14,475	30,700	8.0%	Q3 2015-Q4 2019
	1	8	1	8	$ 3,743	$ 41,430	$ 14,475	$ 223,063	7.5%	

(1) Includes income related to loans receivable and other investments held as of December 31, 2019.
(2) Includes projects invested in or committed to as of December 31, 2019. Subsequent to December 31, 2019, three preferred equity investments with a December 31, 2019 aggregate book value of $16.2 million and an aggregate real estate value of $83.3 million were transitioned to our real estate portfolio. See pages 19-21.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

PORTFOLIO NOI Concentrations (1) As of December 31, 2019 RELATIONSHIP CONCENTRATION Enlivant: 9.9% Avamere Family of Companies: 8.0% North American Healthcare: 7.1% Signature Healthcare: 7.1% Other: 61.2% Cadia Healthcare: 6.7% ASSET CLASS CONCENTRATION Senior Housing - Managed: 17.3% Specialty Hospital and Other: 9.8% Skilled Nursing/ Transitional Senior Housing - Care: 61.1% Leased: 9.8% Interest and Other Income: 2.0% PAYOR SOURCE CONCENTRATION (2) Private Pay: 42.3% Non-Private: 57.7% (1) Concentrations are calculated using Annualized Cash NOI. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. (2) Tenant and borrower revenue presented one quarter in arrears. 11 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

PORTFOLIO

Geographic Concentrations

Property Type

As of December 31, 2019

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	40	9	5	14	68	15.8%	29	97	16.2%
Indiana	14	1	—	1	16	3.7	21	37	6.2
Washington	15	1	1	—	17	4.0	17	34	5.7
California	24	1	1	4	30	7.0	—	30	5.0
Oregon	15	4	—	—	19	4.4	11	30	5.0
Kentucky	24	—	—	2	26	6.1	1	27	4.5
Ohio	6	1	—	—	7	1.6	15	22	3.7
Wisconsin	5	3	3	—	11	2.6	10	21	3.5
Pennsylvania	3	—	5	1	9	2.1	11	20	3.3
Massachusetts	18	—	—	—	18	4.2	—	18	3.0
Other (34 states & Canada)	132	42	31	3	208	48.5	55	263	43.9
Total	296	62	46	25	429	100.0%	170	599	100.0%
% of Consolidated Total	69.0%	14.5%	10.7%	5.8%	100.0%				
% of Total	49.4%	10.3%	7.7%	4.2%	71.6%		28.4%	100.0%	

Distribution of Beds/Units

As of December 31, 2019

Location	Total Number of Properties	Property Type				Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
		Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other					
Texas	97	4,816	577	743	366	6,502	15.1%	1,122	7,624	15.1%
Kentucky	27	2,598	—	—	100	2,698	6.3	55	2,753	5.4
Indiana	37	1,547	140	—	48	1,735	4.0	963	2,698	5.3
California	30	2,058	58	102	340	2,558	5.9	—	2,558	5.1
Washington	34	1,591	52	113	—	1,756	4.1	725	2,481	4.9
Oregon	30	1,520	377	—	—	1,897	4.4	399	2,296	4.5
Massachusetts	18	2,209	—	—	—	2,209	5.1	—	2,209	4.4
North Carolina	15	1,454	—	237	—	1,691	3.9	—	1,691	3.3
New York	10	1,566	—	105	—	1,671	3.9	—	1,671	3.3
Missouri	15	1,392	—	184	—	1,576	3.7	—	1,576	3.1
Other (34 states & Canada)	286	12,539	2,616	3,325	339	18,819	43.6	4,274	23,093	45.6
Total	599	33,290	3,820	4,809	1,193	43,112	100.0%	7,538	50,650	100.0%
% of Consolidated Total		77.2%	8.9%	11.1%	2.8%	100.0%				
% of Total		65.7%	7.5%	9.5%	2.4%	85.1%		14.9%	100.0%	

12

SABRA 4Q 2019 SUPPLEMENTAL INFORMATION

December 31, 2019

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of December 31, 2019

		Property Type					
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 384,682	$ 81,305	$ 156,225	$ 196,098	$ 818,310	13.9%
California	30	435,612	18,160	36,340	224,761	714,873	12.2
Oregon	19	261,316	86,860	—	—	348,176	5.9
Maryland	9	322,390	6,681	—	—	329,071	5.6
New York	10	297,326	—	19,945	—	317,271	5.4
Kentucky	26	228,773	—	—	39,696	268,469	4.6
Washington	17	188,548	10,686	27,636	—	226,870	3.8
Indiana	16	174,427	26,161	—	5,310	205,898	3.5
Arizona	8	31,977	10,348	37,969	121,757	202,051	3.4
North Carolina	15	123,462	—	68,251	—	191,713	3.3
Other (31 states & Canada) [2]	211	1,253,153	390,487	561,405	52,099	2,257,144	38.4
Total	429	$ 3,701,666	$ 630,688	$ 907,771	$ 639,721	$ 5,879,846	100.0%
% of Total investment		63.0%	10.7%	15.4%	10.9%	100.0%	

(1) Excludes unconsolidated joint venture.
(2) Investment balance in Canada is based on the exchange rate as of December 31, 2019 of $0.7682 per CAD $1.00.

13

SABRA 4Q 2019 SUPPLEMENTAL INFORMATION

December 31, 2019

SABRA

PORTFOLIO

Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of December 31, 2019

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2020 [2]	$ 11,641	$ —	$ 1,241	$ 12,882	3.0%
2021	4,557	1,165	—	5,722	1.3%
2022	24,121	4,990	3,965	33,076	7.8%
2023	8,851	—	—	8,851	2.1%
2024	32,417	4,485	—	36,902	8.7%
2025	9,702	8,111	—	17,813	4.2%
2026	24,710	603	—	25,313	6.0%
2027	38,427	2,463	32,727	73,617	17.3%
2028	14,729	7,694	3,919	26,342	6.2%
2029	52,825	3,511	5,628	61,964	14.6%
Thereafter	99,529	18,257	4,253	122,039	28.8%
Total Annualized Revenues	$ 321,509	$ 51,279	$ 51,733	$ 424,521	100.0%

(1) Excludes (i) Senior Housing - Managed communities and (ii) two non-operational Skilled Nursing/Transitional Care facilities. Annualized Revenues are net of repositioning reserves, if applicable.

(2) 2020 lease expirations include (i) for Skilled Nursing/Transitional Care leases, $4.9 million in the second quarter, $1.0 million in the third quarter and $5.7 million in the fourth quarter (on December 31, 2020) and (ii) for Specialty Hospitals and Other leases, $1.2 million in the fourth quarter.

14 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

INVESTMENT ACTIVITY

Summary

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2019 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate						
Landmark Portfolio	07/24/19 & 08/21/19	Specialty Hospitals and Other	2	108	$ 14,827	9.00%
The Monarch at Richardson [2]	11/01/19	Senior Housing - Managed	1	66	13,500	7.50%
Cadence at Poway Gardens	11/22/19	Senior Housing - Leased	1	58	18,500	6.50%
RCA at Monroeville [3]	12/18/19	Specialty Hospitals and Other	1	138	3,750	9.00%
Additions to Real Estate [4]	Various	Multiple	N/A	N/A	16,447	7.53%
Total Real Estate Investments					67,024	7.65%
Loans Receivable						
Montecito Promissory Note [5]	09/23/16	Senior Housing	1	N/A	75	9.25%
River Vista Mortgage Loan [5]	08/17/17	Specialty Hospitals and Other	1	N/A	423	10.00%
Arlington Construction Loan [5]	09/07/17	Senior Housing	1	27	1,266	8.00%
Signature Working Capital Loan [5]	05/07/18	Skilled Nursing/ Transitional Care	N/A	N/A	3,000	7.00%
Wye Oak Working Capital Loan [5]	12/19/18	Skilled Nursing/ Transitional Care	N/A	N/A	4,583	7.00%
Wingate Term Loan	01/15/19	Skilled Nursing/ Transitional Care	N/A	N/A	3,500	8.75%
Avista Working Capital Loan	08/22/19	Senior Housing	N/A	N/A	157	8.00%
Total Loans Receivable					13,004	7.69%
All Investments in 2019					$ 80,028	7.65%
Subsequent to year-end:						
Real Estate						
Traditions of Brookside [6]	01/07/20	Senior Housing - Leased	1	157	$ 33,363	7.24%
Elan Westpointe [6]	01/15/20	Senior Housing - Managed	1	113	25,000	8.00%
Traditions of Beaumont [6]	01/31/20	Senior Housing - Leased	1	142	24,000	7.38%
Total Real Estate Investments					$ 82,363	7.51%

(1) Excludes capitalized acquisition costs and origination fees.
(2) Reflects estimated stabilized cash yield.
(3) Bed count reflects expected capacity at the completion of an $18.5 million construction project currently in progress.
(4) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(5) Initial investment occurred prior to 2019. Amounts invested reflect incremental fundings during the 2019 calendar year.
(6) Amounts invested reflect the gross investment, of which a portion was used to repay our preferred equity investments. See pages 19-21 for further detail.

15 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent THE MONARCH AT RICHARDSON Investment Date Units November 1, 2019 90 Investment Amount (1) Property Type $13.6 million Senior Housing - Managed Investment Type Estimated Stabilized Cash Yield Real Estate 7.50% Number of Properties Manager 1 Solvere Living Location Texas (1) Includes capitalized acquisition costs. 16 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent CADENCE AT POWAY GARDENS Investment Date Units November 22, 2019 58 Investment Amount (1) Property Type $18.6 million Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $1.4 million Number of Properties Initial Cash Yield 1 6.50% Location California (1) Includes capitalized acquisition costs. 17 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent RCA AT MONROEVILLE Investment Date Beds (2) December 18, 2019 138 Investment Amount (1) Property Type $22.5 million ($4.0 million as of December 31, 2019) Specialty Hospitals and Other Investment Type Annualized GAAP Income (2) Real Estate $2.1 million Number of Properties Initial Cash Yield 1 9.00% Location Pennsylvania (1) Includes capitalized acquisition costs. (2) Reflects amounts expected at the completion of an $18.5 million construction project currently in progress and estimated to be completed in early 2021. 18 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent TRADITIONS OF BROOKSIDE From Proprietary Development Pipeline Investment Date Units January 7, 2020 157 Investment Amount (1) Property Type $33.4 million Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $3.0 million Number of Properties Initial Cash Yield 1 7.24% Location Indiana (1) Gross investment of $33.4 million, of which $7.1 million was used to repay our preferred equity investment in this property. Includes capitalized acquisition costs. 19 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent ELAN WESTPOINTE From Proprietary Development Pipeline Investment Date Units January 15, 2020 113 Investment Amount (1) Property Type $25.8 million Senior Housing - Managed Investment Type Estimated Initial Cash Yield Real Estate 8.00% Number of Properties Manager 1 Civitas Senior Living Location Texas (1) Gross investment of $25.8 million, of which $6.4 million was used to repay our preferred equity investment in this property. Includes capitalized acquisition costs. 20 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

INVESTMENT ACTIVITY Recent TRADITIONS OF BEAUMONT From Proprietary Development Pipeline Investment Date Units January 31, 2020 142 Investment Amount (1) Property Type $24.1 million Senior Housing - Leased Investment Type Annualized GAAP Income Real Estate $2.2 million Number of Properties Initial Cash Yield 1 7.38% Location Kentucky (1) Gross investment of $24.1 million, of which $2.5 million was used to repay our preferred equity investment in this property. Includes capitalized acquisition costs. 21 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

CAPITALIZATION
Overview

Debt

Dollars in thousands

As of December 31, 2019	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 114,777	$ 378,655	$ 493,432
Revolving credit facility	—	—	—
Term loans	1,051,025	—	1,051,025
Senior unsecured notes	1,250,000	—	1,250,000
Total Debt	2,415,802	378,655	2,794,457
Deferred financing costs and premiums/discounts, net	(13,701)	(4,462)	(18,163)
Total Debt, Net	$ 2,402,101	$ 374,193	$ 2,776,294

Revolving Credit Facility

Dollars in thousands

As of December 31, 2019	
Credit facility availability	$ 1,000,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of December 31, 2019	Shares Outstanding	Price	Value
Common stock	205,208,018	$ 21.34	$ 4,379,139
Consolidated Debt			2,415,802
Cash and cash equivalents			(39,097)
Consolidated Enterprise Value			6,755,844
Sabra's share of unconsolidated joint venture debt			378,655
Sabra's share of unconsolidated joint venture cash and cash equivalents			(5,980)
Total Enterprise Value			$ 7,128,519

At-The-Market Common Stock Offering Program

Dollars in thousands, except per share amounts

Three Months Ended December 31, 2019	
Shares issued	11,497,763
Net proceeds	$ 248,373
Weighted average price per share	$ 21.87
Availability as of December 31, 2019	$ 339,994

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended December 31, 2019		Year Ended December 31, 2019	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	197,805,873	197,805,873	187,141,422	187,141,422
Common equivalents	34,307	34,307	30,788	30,788
Basic common and common equivalents	197,840,180	197,840,180	187,172,210	187,172,210
Dilutive securities:				
Restricted stock and units	1,208,301	1,655,869	954,882	1,603,662
Diluted common and common equivalents	199,048,481	199,496,049	188,127,092	188,775,872

22 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of December 31, 2019	Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt			
Secured debt	$ 114,777	3.67%	4.1%
Unsecured senior notes	1,250,000	4.72%	44.7%
Total fixed rate debt	1,364,777	4.64%	48.8%
Variable Rate Debt [2]			
Term loans	1,051,025	2.52%	37.6%
Sabra's share of unconsolidated joint venture variable rate debt	378,655	4.31%	13.6%
Total variable rate debt	1,429,680	2.99%	51.2%
Total Debt	$ 2,794,457	3.79%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of December 31, 2019	Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt			
Secured debt	$ 114,777	3.67%	4.1%
Sabra's share of unconsolidated joint venture secured debt	378,655	4.31%	13.6%
Total secured debt	493,432	4.16%	17.7%
Unsecured Debt			
Unsecured senior notes	1,250,000	4.72%	44.7%
Term loans	1,051,025	2.52%	37.6%
Total unsecured debt	2,301,025	3.72%	82.3%
Total Debt	$ 2,794,457	3.79%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.
(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $68.0 million (CAD $90.0 million) and $26.4 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 17.5% of Total Debt as of December 31, 2019. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

23 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands *As of December 31, 2019*	Secured Debt Principal	Secured Debt Rate [2]	Unsecured Senior Notes Principal	Unsecured Senior Notes Rate [2]	Term Loans Principal	Term Loans Rate [2]	Revolving Credit Facility [1] Principal	Revolving Credit Facility [1] Rate [2]	Consolidated Debt Principal	Consolidated Debt Rate [2]	Sabra's Share of Unconsolidated JV Debt Principal	Sabra's Share of Unconsolidated JV Debt Rate [2]	Total Debt Principal	Total Debt Rate [2]
2020	$ 3,568	3.28%	$ —	—	$ —	—	$ —	—	$ 3,568	3.28%	$ 3,505	4.29%	$ 7,073	3.78%
2021	18,853	3.28%	—	—	—	—	—	—	18,853	3.28%	14,851	4.29%	33,704	3.72%
2022	3,198	3.22%	—	—	105,000	3.01%	—	—	108,198	3.02%	6,230	4.28%	114,428	3.09%
2023	3,296	3.22%	—	—	350,000	3.01%	—	—	353,296	3.01%	6,609	4.28%	359,905	3.04%
2024	3,396	3.23%	300,000	4.80%	596,025	3.06%	—	—	899,421	3.64%	6,660	4.28%	906,081	3.65%
2025	3,501	3.24%	—	—	—	—	—	—	3,501	3.24%	188,866	4.28%	192,367	4.26%
2026	3,608	3.25%	500,000	5.13%	—	—	—	—	503,608	5.11%	81,497	4.48%	585,105	5.02%
2027	3,719	3.26%	100,000	5.38%	—	—	—	—	103,719	5.30%	70,437	4.20%	174,156	4.86%
2028	3,833	3.27%	—	—	—	—	—	—	3,833	3.27%	—	—	3,833	3.27%
2029	3,951	3.29%	350,000	3.90%	—	—	—	—	353,951	3.89%	—	—	353,951	3.89%
Thereafter	63,854	3.43%	—	—	—	—	—	—	63,854	3.43%	—	—	63,854	3.43%
Total Debt	114,777		1,250,000		1,051,025		—		2,415,802		378,655		2,794,457	
Premium, net	—		7,612		—		—		7,612		—		7,612	
Deferred financing costs, net	(1,707)		(8,839)		(10,767)		—		(21,313)		(4,462)		(25,775)	
Total Debt, Net	$ 113,070		$ 1,248,773		$ 1,040,258		$ —		$ 2,402,101		$ 374,193		$ 2,776,294	
Wtd. avg. maturity/years	21.1		7.0		4.2		3.7		6.5		5.7		6.4	
Wtd. avg. interest rate [3]	3.67%		4.72%		2.52%		2.91%		3.71%		4.31%		3.79%	

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

24

SABRA 4Q 2019 SUPPLEMENTAL INFORMATION

December 31, 2019

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2018 December 31, 2019 Net Debt to Adjusted EBITDA (2)(3) 5.75x 4.89x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 6.12x 5.38x Interest Coverage (2) 4.18x 5.28x Fixed Charge Coverage Ratio (2) 4.05x 5.08x Total Debt/Asset Value 43% 36% Secured Debt/Asset Value 2% 2% Unencumbered Assets/Unsecured Debt 218% 275% Cost of Permanent Debt (4) 4.28% 3.79% Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Stable outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 2.91% and 3.75% as of December 31, 2019 and 2018, respectively. 25 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

FINANCIAL INFORMATION 2020 Outlook 2020 Full Year Guidance Diluted per share data attributable to common stockholders Net income $ 0.81 - $ 0.91 FFO $ 1.69 - $ 1.79 Normalized FFO $ 1.71 - $ 1.81 AFFO $ 1.70 - $ 1.80 Normalized AFFO $ 1.70 - $ 1.80 Annualized dividend per share $1.80 Investing Assumptions • Investments during 2020 of $159 million with a weighted average initial cash yield of 7.4%. Of that amount, $82 million of investments have already been completed in 2020, and the remaining $77 million of investments are expected to occur throughout the remainder of the year. $15 million of the remaining $77 million is expected to be from our development pipeline, with the other $62 million related to fundings under existing investments. Our 2020 earnings guidance assumes no speculative investment activity in 2020. • Dispositions and loan repayments during 2020 for estimated aggregate proceeds of $111 million, with associated annualized Cash NOI of $7 million. The majority of the dispositions and repayments are expected to occur in the second quarter. These dispositions are expected to result in a net gain on sale of real estate of $12 million. Financing Assumptions • Our earnings guidance assumes that we maintain Net Debt to Annualized Adjusted EBITDA (including unconsolidated joint venture) below 5.50x throughout the year on Annualized Adjusted EBITDA between $495 million and $502 million for the year ended December 31, 2020. We expect to repay $32 million of mortgage debt with a weighted average interest rate of 2.46% in the second quarter related to dispositions. We also expect to issue between $120 million and $140 million of equity under our ATM program to fund investment activity and maintain our ratio of Net Debt to Adjusted EBITDA below 5.50x in 2020. Senior Housing - Managed Portfolio Same Store Cash NOI Growth (Mid-Point) • Wholly-owned: 4% • Unconsolidated Joint Venture: 3% Other Assumptions • Non-cash rental income: $21 million • Interest and other income: $13 million • Recurring, cash general and administrative expense: $26 million • Stock-based compensation expense: $10 million • Cash interest expense: $91 million • Non-cash interest expense: $9 million • Unconsolidated Joint Venture cash interest expense: $15 million • Unconsolidated Joint Venture non-cash interest expense: $1 million • Non-yielding capital expenditures of $21 million, split between our wholly-owned Senior Housing - Managed Portfolio and our leased portfolio 26 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA
FINANCIAL INFORMATION
Consolidated Financial Statements

Consolidated Statements of Income (Loss)

Dollars in thousands, except per share data

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenues:				
Rental and related revenues	$ 112,847	$ 117,654	$ 452,138	$ 536,605
Interest and other income	4,395	3,844	81,540	16,667
Resident fees and services	38,521	17,711	128,058	70,137
Total revenues	155,763	139,209	661,736	623,409
Expenses:				
Depreciation and amortization	44,032	48,078	181,549	191,379
Interest	27,429	37,226	126,610	147,106
Triple-net portfolio operating expenses	5,075	—	22,215	—
Senior housing - managed portfolio operating expenses	25,999	12,512	86,257	49,546
General and administrative	5,702	11,298	30,462	36,458
Merger and acquisition costs	232	43	424	636
(Recovery of) provision for doubtful accounts, straight-line rental income and loan losses	(219)	29,626	1,238	39,075
Impairment of real estate	2,717	—	121,819	1,413
Total expenses	110,967	138,783	570,574	465,613
Other (expense) income:				
Loss on extinguishment of debt	(5,577)	(2,917)	(16,340)	(2,917)
Other income	1,709	324	2,094	4,480
Net gain (loss) on sales of real estate	1,084	(14,247)	2,300	128,198
Total other (loss) income	(2,784)	(16,840)	(11,946)	129,761
Income (loss) before loss from unconsolidated joint venture and income tax expense	42,012	(16,414)	79,216	287,557
Loss from unconsolidated joint venture	(1,161)	(1,805)	(6,796)	(5,431)
Income tax expense	(1,110)	(1,164)	(3,402)	(3,011)
Net income (loss)	39,741	(19,383)	69,018	279,115
Net income attributable to noncontrolling interests	—	(11)	(22)	(33)
Net income (loss) attributable to Sabra Health Care REIT, Inc.	39,741	(19,394)	68,996	279,082
Preferred stock dividends	—	—	—	(9,768)
Net income (loss) attributable to common stockholders	$ 39,741	$ (19,394)	$ 68,996	$ 269,314
Net income (loss) attributable to common stockholders, per:				
Basic common share	$ 0.20	$ (0.11)	$ 0.37	$ 1.51
Diluted common share	$ 0.20	$ (0.11)	$ 0.37	$ 1.51
Weighted-average number of common shares outstanding, basic	197,840,180	178,314,638	187,172,210	178,305,738
Weighted-average number of common shares outstanding, diluted	199,048,481	178,314,638	188,127,092	178,721,744

27 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data December 31, 2019 2018 Assets Real estate investments, net of accumulated depreciation of $539,213 and $402,338 as of December 31, 2019 and 2018, respectively $ 5,341,370 $ 5,853,545 Loans receivable and other investments, net 107,374 113,722 Investment in unconsolidated joint venture 319,460 340,120 Cash and cash equivalents 39,097 50,230 Restricted cash 10,046 9,428 Lease intangible assets, net 101,509 131,097 Accounts receivable, prepaid expenses and other assets, net 150,443 167,161 Total assets $ 6,069,299 $ 6,665,303 Liabilities Secured debt, net $ 113,070 $ 115,679 Revolving credit facility — 624,000 Term loans, net 1,040,258 1,184,930 Senior unsecured notes, net 1,248,773 1,307,394 Accounts payable and accrued liabilities 108,792 94,827 Lease intangible liabilities, net 69,946 83,726 Total liabilities 2,580,839 3,410,556 Equity Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2019 and 2018 — — Common stock, $.01 par value; 250,000,000 shares authorized, 205,208,018 and 178,306,528 shares issued and outstanding as of December 31, 2019 and 2018, respectively 2,052 1,783 Additional paid-in capital 4,072,079 3,507,925 Cumulative distributions in excess of net income (573,283) (271,595) Accumulated other comprehensive (loss) income (12,388) 12,301 Total Sabra Health Care REIT, Inc. stockholders’ equity 3,488,460 3,250,414 Noncontrolling interests — 4,333 Total equity 3,488,460 3,254,747 Total liabilities and equity $ 6,069,299 $ 6,665,303 28 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Year Ended December 31, 2019 2018 Cash flows from operating activities: Net income $ 69,018 $ 279,115 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 181,549 191,379 Non-cash rental and related revenues (19,449) (36,443) Non-cash interest income (2,212) (2,300) Non-cash interest expense 10,080 10,137 Stock-based compensation expense 9,819 7,648 Non-cash lease termination income (10,579) — Loss on extinguishment of debt 16,340 2,917 Provision for doubtful accounts, straight-line rental income and loan losses 1,238 39,075 Net gain on sales of real estate (2,300) (128,198) Impairment of real estate 121,819 1,413 Loss from unconsolidated joint venture 6,796 5,431 Distributions of earnings from unconsolidated joint venture 13,865 8,910 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (9,639) (6,753) Accounts payable and accrued liabilities (13,870) (11,745) Net cash provided by operating activities 372,475 360,586 Cash flows from investing activities: Acquisition of real estate (51,136) (261,511) Origination and fundings of loans receivable (13,065) (50,731) Origination and fundings of preferred equity investments — (5,313) Additions to real estate (25,451) (27,697) Repayments of loans receivable 18,367 51,789 Repayments of preferred equity investments 5,079 6,870 Investment in unconsolidated joint venture — (354,461) Net proceeds from sales of real estate 329,050 382,560 Net cash provided by (used in) investing activities 262,844 (258,494) Cash flows from financing activities: Net repayments of revolving credit facility (624,000) (17,000) Proceeds from issuance of senior unsecured notes 638,779 — Principal payments on senior unsecured notes (700,000) — Principal payments on term loans (145,000) — Principal payments on secured debt (3,436) (140,338) Payments of deferred financing costs (15,598) (352) Payments related to extinguishment of debt (10,502) (2,043) Distributions to noncontrolling interests (316) (142) Preferred stock redemption — (143,750) Issuance of common stock, net 549,328 (499) Dividends paid on common and preferred stock (335,435) (325,220) Net cash used in financing activities (646,180) (629,344) Net decrease in cash, cash equivalents and restricted cash (10,861) (527,252) Effect of foreign currency translation on cash, cash equivalents and restricted cash 346 (539) Cash, cash equivalents and restricted cash, beginning of period 59,658 587,449 Cash, cash equivalents and restricted cash, end of period $ 49,143 $ 59,658 29 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows (Continued) Dollars in thousands Year Ended December 31, 2019 2018 Supplemental disclosure of cash flow information: Interest paid $ 123,854 $ 137,668 Income taxes paid $ 3,911 $ 1,800 30 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income (loss) attributable to common stockholders	$ 39,741	$ (19,394)	$ 68,996	$ 269,314
Add:				
Depreciation and amortization of real estate assets	44,032	48,078	181,549	191,379
Depreciation and amortization of real estate assets related to noncontrolling interests	—	(40)	(93)	(159)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,547	5,324	21,649	21,253
Net (gain) loss on sales of real estate	(1,084)	14,247	(2,300)	(128,198)
Net loss on sales of real estate related to unconsolidated joint venture	—	—	1,690	—
Impairment of real estate	2,717	—	121,819	1,413
FFO attributable to common stockholders	$ 90,953	$ 48,215	$ 393,310	$ 355,002
Lease termination income	(854)	—	(67,802)	—
Loss on extinguishment of debt	5,577	2,917	16,340	2,917
(Recovery of) provision for doubtful accounts and loan losses, net	(219)	28,848	1,238	30,243
Other normalizing items [(1)]	115	10,263	12,656	21,385
Normalized FFO attributable to common stockholders	$ 95,572	$ 90,243	$ 355,742	$ 409,547
FFO attributable to common stockholders	$ 90,953	$ 48,215	$ 393,310	$ 355,002
Merger and acquisition costs	232	43	424	636
Stock-based compensation expense	990	1,373	9,819	7,648
Non-cash rental and related revenues	(6,484)	(6,232)	(19,449)	(36,443)
Non-cash interest income	(532)	(578)	(2,212)	(2,300)
Non-cash interest expense	2,234	2,589	10,080	10,137
Non-cash portion of loss on extinguishment of debt	1,972	874	5,838	874
(Recovery of) provision for doubtful straight-line rental income, loan losses and other reserves	(219)	29,513	1,238	40,806
Non-cash lease termination income	(854)	—	(10,579)	—
Other non-cash adjustments related to unconsolidated joint venture	1,212	1,520	4,135	2,652
Other non-cash adjustments	76	(30)	171	25
AFFO attributable to common stockholders	$ 89,580	$ 77,287	$ 392,775	$ 379,037
Cash portion of lease termination income	—	—	(57,223)	—
Cash portion of loss on extinguishment of debt	3,605	2,043	10,502	2,043
Recovery of doubtful cash income	—	(508)	—	(2,668)
Other normalizing items [(1)]	(10)	5,002	5,056	9,374
Normalized AFFO attributable to common stockholders	$ 93,175	$ 83,824	$ 351,110	$ 387,786
Amounts per diluted common share attributable to common stockholders:				
Net income (loss)	$ 0.20	$ (0.11)	$ 0.37	$ 1.51
FFO	$ 0.46	$ 0.27	$ 2.09	$ 1.99
Normalized FFO	$ 0.48	$ 0.50	$ 1.89	$ 2.29
AFFO	$ 0.45	$ 0.43	$ 2.08	$ 2.11
Normalized AFFO	$ 0.47	$ 0.47	$ 1.86	$ 2.16
Weighted average number of common shares outstanding, diluted:				
Net income (loss)	199,048,481	178,314,638	188,127,092	178,721,744
FFO and Normalized FFO	199,048,481	178,932,966	188,127,092	178,721,744
AFFO and Normalized AFFO	199,496,049	179,394,677	188,775,872	179,338,881

(1) For FFO and AFFO, the three months and year ended December 31, 2019 include a $1.7 million settlement payment received related to a legacy CCP investment, and $0.6 million and $1.6 million, respectively, of incremental interest expense related to the redemption of the 2021 Notes and 2023 Notes. For AFFO, the year ended December 31, 2019 includes $1.4 million of write-offs related to straight-line rent receivables and $5.9 million of write-offs related to above/below market rent intangibles. For FFO, the three months and year ended December 31, 2018 include $5.2 million and $11.5 million, respectively, of acceleration of above market lease intangible amortization. For FFO and AFFO, the year ended December 31, 2018 also includes $5.5 million of capitalized issuance costs written off as a result of the preferred stock redemption and $3.2 million earned during the period related to a legacy CCP investment. In addition, other normalizing items for FFO include un-reimbursed triple-net operating expenses and CCP merger and transition costs, and other normalizing items for AFFO include un-reimbursed triple-net operating expenses and CCP transition costs.

31 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 321,477 Senior Housing - Leased 51,312 Senior Housing - Managed — Wholly-Owned 50,549 Senior Housing - Managed — Sabra's share of unconsolidated joint venture 40,355 Specialty Hospitals and Other 51,733 Annualized Cash NOI (Excluding Loans Receivable and Other Investments) $ 515,426 Obligations Dollars in thousands Secured debt (1) $ 114,777 Unsecured senior notes (1) 1,250,000 Term loans (1) 1,051,025 Sabra’s share of unconsolidated JV debt (2) 378,655 Total Debt 2,794,457 Add (less): Cash and cash equivalents and restricted cash (49,143) Sabra’s share of unconsolidated JV cash and cash equivalents and restricted cash (3) (11,415) Accounts payable and accrued liabilities (4) 98,352 Net obligations $ 2,832,251 Other Assets Dollars in thousands Loans receivable and other investments, net $ 107,374 Accounts receivable, prepaid expenses and other assets, net (4) 39,495 Total other assets $ 146,869 Common Shares Outstanding Total shares 205,208,018 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. 32 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports file or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 33 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. 34 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

APPENDIX Reporting Definitions Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non- cash interest income, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. 35 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019

APPENDIX Reporting Definitions REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non- stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from being leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 36 SABRA 4Q 2019 SUPPLEMENTAL INFORMATION December 31, 2019